Exhibit 10.19

April 27, 2020

By Email

Paul G. Thomas, Chairman of the Compensation Committee

Board of Directors of Abiomed, Inc.

C/O of: Marc Began, Secretary

22 Cherry Hill Drive

Danvers, Ma 01923

Re:Temporary Salary Reduction

To the Board of Directors of Abiomed, Inc.:

In light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its impact on the operations of Abiomed, Inc. (the “Company”), I hereby volunteer to forgo 50% of my annual cash salary payable between April 30, 2020 and June 30, 2020, after payment of my Company-sponsored health and welfare benefits.

Sincerely,

__________________________

Name:

Title: